Exhibit 10.27

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Virginia

November 21, 2023

Borrower: GPM INVESTMENTS, LLC, a limited liability company organized under the laws of Delaware (“GPM”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; GPM SOUTHEAST, LLC, a limited liability company organized under the laws of Delaware (“GPM Southeast”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; GPM1, LLC, a limited liability company organized under the laws of Delaware (“GPM1”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; GPM2, LLC, a limited liability company organized under the laws of Delaware (“GPM2”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; GPM3, LLC, a limited liability company organized under the laws of Delaware (“GPM3”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; GPM4, LLC, a limited liability company organized under the laws of Delaware (“GPM4”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; GPM5, LLC, a limited liability company organized under the laws of Delaware (“GPM5”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; GPM6, LLC, a limited liability company organized under the laws of Delaware (“GPM6”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; GPM8, LLC, a limited liability company organized under the laws of Delaware (“GPM8”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; GPM9, LLC, a limited liability company organized under the laws of Delaware (“GPM9”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; GPM APPLE, LLC, a limited liability company organized under the laws of Delaware (“GPM Apple”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; GPM EMPIRE, LLC, a limited liability company organized under the laws of Delaware (“GPM Empire”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; GPM MIDWEST, LLC, a limited liability company organized under the laws of Delaware (“GPM Midwest”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; GPM MIDWEST 18, LLC, a limited liability company organized under the laws of Delaware (“GPM Midwest 18”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; GPM RE, LLC, a limited liability company organized under the laws of Delaware (“GPM RE”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; COLONIAL PANTRY HOLDINGS, LLC, a limited liability company organized under the laws of Delaware (“Colonial Pantry”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; FLORIDA CONVENIENCE STORES, LLC, a limited liability company organized under the laws of Delaware (“Florida Convenience”); PRIDE OPERATING, LLC, a limited liability company organized under the laws of Delaware (“Pride Operating”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; VILLAGE PANTRY, LLC, a limited liability company organized under the laws of Indiana (“Village Pantry”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227; and VILLAGE VARIETY STORE OPERATIONS, LLC, a limited liability company organized under the laws of Delaware (“Village Variety”), having its chief executive office at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227 (individually and collectively, jointly and severally, whether one or more in number and in any combination).

Bank: M&T BANK, a New York banking corporation with its chief executive office at One M&T Plaza, Buffalo, NY 14203. Attention: Office of General Counsel.

The Bank and the Borrower agree as follows:

1. DEFINITIONS.

“Action” shall have the meaning specified in Section 2.f. hereof.

“Approvals” shall mean the names specified in Section 2.b. hereof.

“Arko” shall mean Arko Convenience Stores, LLC, a Delaware limited liability company.

“Collateral” shall mean, collectively, (i) the real property and improvements thereon identified as the stores more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Real Property Collateral”), and (ii) certain specific equipment financed with the proceeds of the Equipment Loan as more particularly described in the Security Agreement (as hereinafter defined), as modified, amended and/or supplemented from time to time (the “Equipment Collateral”), all as subject to certain liens and security interests conveyed under the Security Instruments; provided, however, that in the event the portion of the Real Estate Loan (as hereinafter defined) evidenced by Real Estate Note C (as hereinafter defined) does not close, the term “Real Estate Collateral” shall not include Store 591, Store 592, Store 593, Store 594, Store 595, Store 596 or

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Store 597.

“Deed of Trust” shall mean, individually and collectively, those certain deeds of trust now or hereafter executed by Real Estate Loan Borrower (or any of them), as grantor, to certain trustees as more particularly described therein for the benefit of Bank, as beneficiary, as security for the Loan, as modified or amended from time to time.

“Equipment Loan” shall mean that certain revolving line of credit from Bank to Equipment Loan Borrower in the aggregate original principal amount of up to Forty-Five Million and No/100 Dollars ($45,000,000.00), as further described in Section 9 hereinbelow.

“Equipment Loan Borrower” shall mean, individually and collectively, jointly and severally, whether one or more in number and in any combination, GPM, GPM Southeast, GPM1, GPM2, GPM3, GPM4, GPM5, GPM6, GPM Apple, GPM Empire, GPM Midwest, GPM Midwest 18, Colonial Pantry, Florida Convenience and Pride Operating, Village Pantry, and Village Variety.

“Equipment Release Period” shall mean (i) the twelve (12) month period commencing on June 24, 2021, and ending on June 24, 2022, and (ii) each twelve (12) month period thereafter.

“G.A.A.P.” shall mean, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

“Indebtedness” of a Person at a particular date shall mean all obligations of such Person which in accordance with G.A.A.P. would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

“Leases” shall mean all leases, tenant contracts, rental agreements, franchise agreements, licenses, accounts or other occupancy agreements, whether oral or written, now existing or hereafter entered into, for the use or occupancy of all or any part of the Collateral, together with all modifications, renewals and proceeds thereof.

“Loan” shall mean, individually and collectively, any extension of credit from Bank to Borrower that is made subject to this Agreement and which incorporates this Agreement by reference in the Loan Documents evidencing, securing or otherwise executed in connection with such extension of credit, including, without limitation, the Real Estate Loan and the Equipment Loan (and each Equipment Loan Advance thereunder). For the avoidance of doubt, this Agreement constitutes the “Credit Agreement” referenced in any of the Loan Documents containing such reference.

“Master Covenant Agreement” shall mean that certain Second Amended and Restated Master Covenant Agreement dated as of June 24, 2021 by and between GPM and Bank, as modified by that certain Amendment to Second Amended and Restated Master Covenant Agreement dated as of October 14, 2021, as further modified by that certain Second Amendment to Second Amended and Restated Master Covenant Agreement dated as of October 3, 2022, as further modified by that certain Third Amendment to Second Amended and Restated Master Covenant Agreement dated as of April 5, 2023, as further modified, amended, renewed, restated or replaced from time to time.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), taken as a whole, of the Borrower and its Subsidiaries or the operations, assets, business, properties or prospects of the Borrower, (b) the Borrower’s ability to duly and punctually pay or perform the Loan in accordance with the terms thereof, (c) the value of a material portion of any of the Collateral securing the Loan, or the Bank’s liens on a material portion of the Collateral securing the Loan, or (d) the practical realization of the benefits of Bank’s rights and remedies under this Agreement and the other Transaction Documents.

“Mortgage” shall mean, individually and collectively, those certain mortgages now or hereafter executed by Real Estate Loan Borrower (or any of them), as mortgagor, to Bank, as mortgagee, as security for the Loan, as modified or amended from time to time.

“Obligations” shall mean the payment of (i) all sums due under the Transaction Documents in connection with the Loan, (ii) all extensions, renewals, refinancings, modifications and replacements thereof, and all interest and related charges, and (iii) all fees, late fees, expenses and reasonable attorneys’ fees and costs that have been or may hereafter be contracted or incurred in connection with the Loan, together with the performance of all of the terms, covenants, conditions, agreements, obligations and liabilities of Borrower under this Agreement or the other Transaction Documents.

“Permitted Liens” shall have the meaning specified in Section 2.e. hereof.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or

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Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“PNC” shall mean PNC Bank, National Association, as agent and lender under the PNC Credit Agreement.

“PNC Credit Agreement” shall mean that certain Third Amended, Restated and Consolidated Revolving Credit and Security Agreement, dated as of February 28, 2020, together with all amendments, restatements and modifications thereto now and hereafter existing.

“Real Estate Loan” shall mean that certain extension of credit from Bank to Real Estate Loan Borrower in the aggregate original principal amount of Forty-Nine Million Four Hundred Seventy-Seven Thousand Two Hundred Fifty and No/100 Dollars ($49,477,250.00), as evidenced by (i) that certain Second Amended, Restated and Consolidated Term Note dated as of June 24, 2021 made by Real Estate Loan Borrower payable to the order of Bank in the original principal amount of Thirty-Five Million and No/100 Dollars ($35,000,000.00) (as modified, amended, renewed, restated or replaced from time to time, the “Real Estate Note A”), (ii) that certain Term Note dated of even date herewith made by Real Estate Loan Borrower payable to the order of Bank in the original principal amount of Nine Million Three Hundred Seventy-Seven Thousand Two Hundred Fifty and No/100 Dollars ($9,377,250.00) (as modified, amended, renewed, restated or replaced from time to time, the “Real Estate Note B”), and (iii) that certain Term Note to be made by Real Estate Loan Borrower subsequent to the date hereof payable to the order of Bank in the original principal amount of Five Million One Hundred Thousand and No/100 Dollars ($5,100,000.00) (as modified, amended, renewed, restated or replaced from time to time, the “Real Estate Note C”; taken together with Real Estate Note A and Real Estate Note B, individually and collectively, the “Real Estate Note”); provided, however, that in the event the Real Estate Loan evidenced by Real Estate Note C does not close, (a) the aggregate original principal amount of the Real Estate Loan shall be Forty-Four Million Three Hundred Seventy-Seven Thousand Two Hundred Fifty and No/100 Dollars ($44,377,250.00) only, (b) the term “Real Estate Loan” shall mean the indebtedness evidenced by Real Estate Note A and Real Estate Note B only, and (c) the term “Real Estate Note” shall mean Real Estate Note A and Real Estate Note B only.

“Real Estate Loan Borrower” shall mean, individually and collectively, jointly and severally, whether one or more in number and in any combination, GPM, GPM Southeast, GPM1, GPM2, GPM3, GPM4, GPM5, GPM6, GPM8, GPM9, GPM RE, Pride Operating and Village Pantry.

“Release Fee Amount” shall mean, in connection with any Partial Release, an amount equal to (a) with respect to the Real Property Collateral identified as Store 591, Store 592, Store 593, Store 594, Store 595, Store 596, Store 597, Store 3159, Store 3514, Store 3823, Store 5621 and Store 632, the greater of (i) the amount shown on Exhibit B” attached hereto and made a part hereof, or (ii) the amount required for Borrower to maintain a one hundred percent (100%) loan-to-value ratio using (A) the aggregate value of all remaining Real Property Collateral, as determined by Bank, and (B) the outstanding principal balance of the Real Estate Loan (after giving effect to any such curtailment), and (b) with respect to each other parcel of Real Property Collateral, the greater of (i) seventy percent (70%) of the most recent appraised value of such parcel of Real Property Collateral, or (ii) the amount required for Borrower to maintain a one hundred percent (100%) loan-to-value ratio using (A) the aggregate value of all remaining Real Property Collateral, as determined by Bank, and (B) the outstanding principal balance of the Real Estate Loan (after giving effect to any such curtailment).

“Security Agreement” shall mean that certain Second Amended and Restated Security Agreement dated as of September 28, 2023 executed by Equipment Loan Borrower, as debtor, in favor of Bank, as secured party, encumbering the Collateral, as modified, amended and/or supplemented from time to time.

“Security Instruments” shall mean, collectively, the Mortgage, the Deed of Trust and the Security Agreement.

“Subsidiary” or “Subsidiaries” shall mean any corporation or other business entity of which at least fifty percent (50%) of the voting stock or other ownership interest is owned by the Borrower directly or indirectly through one or more Subsidiaries provided, however that GPM7, LLC and any Subsidiary which has no activities shall not be included as a Subsidiary.

“Transaction Documents” or “Loan Documents” means this Agreement and all documents, instruments or other agreements by the Borrower in favor of the Bank in connection (directly or indirectly) with any Loan, whether now or hereafter in existence, including promissory notes, security agreements, guaranties and letter of credit reimbursement agreements, and specifically including, without limitation, each Real Estate Note, each Term Note (as hereinafter defined) and the Master Covenant Agreement.

2. REPRESENTATIONS AND WARRANTIES. The Borrower makes the following representations and warranties, all of which shall be deemed to be continuing representations and warranties as long as this Agreement is in effect:

a. Good Standing; Authority. The Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed. The Borrower and each Subsidiary is duly authorized to do business in each jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and has the power and authority to own each of its assets and to use them in the ordinary course of business now and in the future.

b. Compliance. The Borrower and each Subsidiary conducts its business and operations and the ownership of its assets in material compliance with each applicable statute, regulation and other law, including environmental laws. All material approvals, including authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the “Approvals”) necessary for the conduct of the Borrower’s and each Subsidiary’s business and for the Loan have been duly obtained and are in full force and effect. The Borrower and each Subsidiary is in compliance with the Approvals. The Borrower and each Subsidiary is in material compliance with its certificate of incorporation, by-laws, partnership agreement, articles of organization, operating agreement or other applicable organizational or governing document as may be applicable to the Borrower or a Subsidiary depending on its organizational structure (“Governing Documents”). To the

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Borrower’s knowledge, the Borrower and each Subsidiary is in compliance with each agreement to which it is a party or by which it or any of its assets is bound and which, if not in effect, would have a Material Adverse Effect.

c. Legality. The execution, delivery and performance by the Borrower of this Agreement and all related documents, including the Transaction Documents, (i) are in furtherance of the Borrower’s purposes and within its power and authority; (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator with respect to the Borrower or any Subsidiary or (B) violate the Borrower’s or any Subsidiary’s Governing Documents, constitute a default under any agreement binding on the Borrower or any Subsidiary or result in a lien or encumbrance on any of the Collateral securing the Loan; and (iii) have been duly authorized by all necessary organizational actions.

d. Fiscal Year. The fiscal year of the Borrower is the calendar year.

e. Title to Assets. The Borrower has good and marketable title the assets constituting Collateral for the Loan free of security interests, mortgages or other liens or encumbrances, except as set forth on the Schedule 2.E. “Permitted Liens” or pursuant to the Bank’s prior written consent (the “Permitted Liens”).

f. Judgments and Litigation. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator which involves the Borrower, its Subsidiaries or their respective assets that would have a Material Adverse Effect (“Action”).

g. Full Disclosure. Neither this Agreement nor any certificate, financial statement or other writing provided to the Bank by or on behalf of the Borrower or any Subsidiary contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any such statement not incorrect or misleading in any material respect. The Borrower has not failed to disclose to the Bank any fact that might have a Material Adverse Effect.

h. Confession of Judgment. The Borrower is not a party to any note, guaranty, agreement or any other loan document with another creditor that contains any provisions permitting such creditor to obtain a judgment by confession against the Borrower.

3. AFFIRMATIVE COVENANTS. So long as this Agreement is in effect, the Borrower shall:

a. Financial Statements and Other Information. Promptly deliver to the Bank (i) within sixty (60) days after the end of each of its fiscal quarters, an internally-prepared consolidating financial statement of GPM and its Subsidiaries (and which shall specifically include a breakout of the financial performance of GPM Petroleum LP) as of the end of such quarter, which financial statements shall consist of an income statement and statement of cash flows for the quarter, for the corresponding quarter in the previous fiscal year and for the period from the end of the previous fiscal year, with a balance sheet as of the quarter end all in such detail as the Bank may reasonably request, together with a store profit and loss statement for the properties owned and/or operated by the Borrower and encumbered by the Security Instruments; (ii) within one hundred twenty (120) days after the end of each fiscal year, an audited consolidated financial statement of GPM and its Subsidiaries as of the end of such fiscal year, setting forth comparative figures for the preceding fiscal year and to be audited by an independent certified public accountant acceptable to the Bank; all such statements shall be certified by the Borrower’s chief financial officer or other such person responsible for the financial management of the Borrower to be correct and in accordance with the Borrower’s records and to present fairly the results of GPM’s and its Subsidiaries’ fully consolidated operations and cash flows and their financial position at year end; and (iii) with each internal consolidated financial statement, a certificate executed by the Borrower’s chief financial officer or other such person responsible for the financial management of the Borrower (A) setting forth the computations required to establish the Borrower’s compliance with each financial covenant, if any, during the statement period, (B) stating that the signers of the certificate have reviewed this Agreement and the consolidated statement of operations and condition (financial or other) of GPM and its Subsidiaries during the relevant period and (C) stating that no Event of Default occurred during the period, or if an Event of Default did occur, describing its nature, the date(s) of its occurrence or period of existence and what action the Borrower has taken with respect thereto. The Borrower shall also promptly provide, in form satisfactory to the Bank, such additional information, reports or other information as the Bank may from time to time reasonably request regarding the financial and business affairs of the Borrower.

b. Accounting; Tax Returns and Payment of Claims. The Borrower will maintain a system of accounting in accordance with generally accepted accounting principles, has filed and will file each material tax return required of it and, except as disclosed in the Schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon it or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the normal course of business, the failure to pay such which would constitute a Material Adverse Effect.

c. Inspections. Promptly upon the Bank’s request, the Borrower will permit, and cause its Subsidiaries to permit, the Bank’s officers, attorneys or other agents to inspect its and its Subsidiary’s premises, examine and copy its records and discuss its and its Subsidiary’s business, operations and financial or other condition with its and its Subsidiary’s responsible officers and independent accountants.

d. Operating Accounts. Consider establishing depository bank accounts with the Bank, when reasonable to do so.

e. Changes in Management and Control. Immediately upon any change in the identity of the Borrower’s chief executive officer or in its 25% beneficial ownership, the Borrower will provide to the Bank a certificate executed by a senior officer authorized to transact business on behalf of the Borrower, specifying such change.

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f. Notice of Defaults and Material Adverse Changes. Immediately upon acquiring reason to know of (i) any Event of Default, (ii) any event or condition that might have a Material Adverse Effect, (iii) any Action, the Borrower will provide to the Bank a certificate executed by a senior officer authorized to transact business on behalf of the Borrower, specifying the date(s) and nature of the Event of Default, event or condition or the Action and what steps the Borrower or its Subsidiary has taken or proposes to take with respect to it, or (iv) any change of its address or of the location of any Collateral securing the Loan.

g. Insurance. Maintain its, and cause its Subsidiaries to maintain, property in good repair and will on request provide the Bank with evidence of insurance coverage satisfactory to the Bank, including fire and hazard, liability, workers’ compensation and business interruption insurance and flood hazard insurance as and if required. In addition, Borrower shall (i) maintain and (provide to Bank evidence of) environmental insurance coverage with respect to the Collateral, and (ii) comply with the insurance requirements set forth in the Security Instruments encumbering the Collateral for the Loan, and the environmental insurance requirements set forth in the Amended, Restated and Consolidated Environmental Compliance and Indemnification Agreement of even date herewith, as modified or amended from time to time.

h. Commitment Fee; Other Fees. On or before the date hereof, pay to the Bank a commitment fee in the amount of $93,772.50 with respect to that portion of the Real Estate Loan evidenced by the Real Estate Note B. On or before the date of the closing of that portion of the Real Estate Loan evidenced by the Real Estate Note C, Borrower shall pay to Bank a commitment fee in the amount of $51,000.00 (provided, however, that in the event that portion of the Real Estate Loan evidenced by the Real Estate Note C does not close, then such fee shall not be due and payable).

i. Further Assurances. Promptly upon the request of the Bank, the Borrower will execute, and cause its Subsidiaries to execute, and deliver each writing and take each other action that the Bank reasonably deems necessary or desirable in connection with the Loan.

j. Power to Confess Judgment. In the event that the Borrower enters into any note, guaranty, agreement or other loan document with another creditor permitting such creditor to obtain a judgment by confession against the Borrower, the Borrower agrees to (a) notify the Bank immediately upon the execution of such document, and (b) within five (5) business days, execute such documentation as the Bank deems necessary in its sole discretion to allow the Bank confession of judgment rights against the Borrower, including, without limitation, modifications or restatements of any note evidencing the Loan.

k. Leases. Deliver copies of all Leases of any portion of the Collateral, if applicable, within thirty (30) days of the execution thereof.

l. Equipment Collateral Releases. Bank agrees to release individual pieces of equipment constituting the Equipment Collateral from the lien of the Security Agreement in the event of a sale of, or termination of Equipment Loan Borrower’s lease for, the underlying real property on which such Equipment Collateral is located (each, an “Equipment Release”) upon satisfaction of the following conditions: (i) no Event of Default, and no event that, with the giving of notice or the passage of time or both would constitute an Event of Default, shall have occurred and be continuing under the Transaction Documents; (ii) the cost to Bank of any such Equipment Release shall be borne by Equipment Loan Borrower, including the reasonable fees and costs of Bank’s counsel; (iii) Equipment Loan Borrower shall have delivered to Bank at least five (5) days’ prior written notice of Equipment Loan Borrower’s request for such Equipment Release; (iv) Equipment Loan Borrower shall have provided satisfactory evidence to Bank of the pending sale of, or termination of the lease for, the underlying real property on which such Equipment Collateral is located; and (v) in connection with such Equipment Release, Equipment Loan Borrower shall have repaid the principal amount outstanding under each applicable Term Note evidencing the Equipment Loan Advance used to finance the acquisition of such Equipment Collateral in an amount equal to the original cost of such Equipment Collateral to be released pursuant to such Equipment Release (the “Equipment Release Fee Amount”); provided, however, that no payment of the Equipment Release Fee Amount shall be required in connection with the first five (5) Equipment Releases in any Equipment Release Period.

m. Real Property Collateral Releases. Bank agrees to release individual parcels of the Real Property Collateral from the lien of the Deed of Trust and/or Mortgage, as applicable (each, a “Partial Release”) upon satisfaction of the following conditions: (i) no Event of Default, and no event that, with the giving of notice or the passage of time or both would constitute an Event of Default, shall have occurred and be continuing under the Transaction Documents; (ii) the cost to Bank of any such Partial Release shall be borne by Real Estate Loan Borrower, including Bank’s counsel’s fees and costs; (iii) Real Estate Loan Borrower shall have delivered to Bank at least five (5) days’ prior written notice of Real Estate Loan Borrower’s request for such Partial Release; (iv) Real Estate Loan Borrower shall have provided satisfactory evidence to Bank that such Partial Release is pursuant to a written sales contract on commercially reasonable terms; (v) if applicable, Bank shall have received from Real Estate Loan Borrower a survey, plat, subdivision plat and/or such other evidence acceptable to Bank evidencing that such parcel of Real Property Collateral is a separate, legal parcel of real property; and (vi) in connection with such Partial Release, Real Estate Loan Borrower shall have curtailed the principal amount outstanding under the Real Estate Loan by the Release Fee Amount, which curtailment shall be applied by Bank to such Real Estate Note as Bank may elect.

4. NEGATIVE COVENANTS. As long as this Agreement is in effect, the Borrower shall not violate, and shall not suffer or permit any of its Subsidiaries to violate, any of the following covenants. The Borrower shall not:

a. Liens. Permit any of the Collateral to be subject to any security interest, mortgage or other lien or encumbrance, except as set forth on the Schedule titled “Permitted Liens” and except for liens for property taxes not yet due; pledges and deposits to secure obligations or performance for workers’ compensation, bids, tenders, contracts other than notes, appeal bonds or public or statutory obligations; and materialmen’s, mechanics’, carriers’ and similar liens arising in the normal course of business.

b. Changes In Form. (i) Do business under or otherwise use any name other than its true name or registered or unregistered trade names (including, but not limited to, Apple Market, Breadbox, ExpressStop, E-Z Mart, fas mart®, Li’l Cricket, RStore, Roadrunner Markets,

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Scotchman and Village Pantry and applicable fuel brands such as BP and Valero), (ii) INTENTIONALLY DELETED, (iii) make any material change in its business, structure, purposes or operations that might have a material adverse effect on the Borrower or any of its Subsidiaries, (iv) permit any change in control of the ownership or operation of the Collateral, or (v) make, terminate or permit to be revoked any election pursuant to Subchapter S of the Internal Revenue Code.

5. COMPLIANCE WITH MASTER COVENANT AGREEMENT. During the term of this Agreement, the Borrower and all of its Subsidiaries on a consolidated basis shall comply with the covenants set forth in the Master Covenant Agreement, which Master Covenant Agreement is incorporated by reference as if set forth fully herein. Failure to maintain compliance with the Master Covenant Agreement shall constitute an immediate Event of Default (as hereinafter defined) under this Agreement.

6. DEFAULT.

a. Events of Default. Any of the following events or conditions shall constitute an “Event of Default” (i) failure by the Borrower to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) any amount due under the Loan, or any part thereof, with such failure continuing for three (3) business days; (ii) default by the Borrower in the performance of any other obligation, term or condition of this Agreement, or the other Transaction Documents, and, in the event such default is deemed capable of cure by Bank in its sole discretion, the continuation of such default for thirty (30) days after notice from Bank to Borrower (or sixty (60) days’ notice when such default is not capable of cure within a thirty (30) day period, as determined by Bank, and the Borrower is diligently pursuing such cure); (iii) default by the Borrower in the performance of any other obligation, term or condition under any indebtedness or obligation owing to the Bank (other than hereunder or in the Transactional Documents) beyond any applicable cure or grace period, including, without limitation, failure by the Borrower to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) any amount due under such indebtedness; (iv) the Borrower is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability generally to pay its debts as they become due; (v) the Borrower makes a general assignment, arrangement or composition agreement with or for the benefit of its creditors or makes, or sends notice of any intended, bulk sale; the sale, assignment, transfer or delivery of all or substantially all of the assets of the Borrower to a third party; or the cessation by the Borrower as a going business concern; (vi) the Borrower files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian or similar official for the wind up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within forty-five (45) days); (vii) the reorganization or dissolution of the Borrower (or the making of any agreement therefor); (viii) INTENTIONALLY DELETED; (ix) the entry of any final judgment or order of any court, other governmental authority or arbitrator against the Borrower that would have a Material Adverse Effect; (x) the material falsity, omission or inaccuracy of any facts submitted to the Bank (whether in a financial statement or otherwise); (xi) an adverse change in the Borrower, its business, assets, operations, affairs or condition (financial or otherwise) from the status shown on any financial statement or other document submitted to the Bank, and which change constitutes a Material Adverse Effect; (xii) any pension plan of the Borrower fails to comply with applicable law or has vested unfunded liabilities such that the lack of compliance or failure constitutes a Material Adverse Effect; (xiii) any indication or evidence received by the Bank that the Borrower may have directly or indirectly been engaged in any type of activity which, in the Bank’s discretion, might result in the forfeiture or any property of the Borrower to any governmental authority; (xiv) the occurrence of any event described in Section 6(a)(i) through and including 6(a)(xiii) with respect to any Subsidiary or to any endorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the Loan; or (xv) the occurrence of any event of default (beyond any applicable grace, notice and/or cure period) under the PNC Credit Agreement.

b. Rights and Remedies Upon Default. Upon the occurrence of any Event of Default, the Bank without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Borrower or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies under the Borrower’s agreements with the Bank, applicable law, in equity or otherwise and may declare all or any part of the Loan not payable on demand to be immediately due and payable without demand or notice of any kind and terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to the Borrower. All or any part of the Loan whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an Event of Default in Section 6(a)(vi) above. The provisions hereof are not intended in any way to affect any rights of the Bank with respect to any Loan which may now or hereafter be payable on demand.

7.
EXPENSES. The Borrower shall within seven (7) business days of written notice pay to the Bank all reasonable costs and expenses (including all fees and disbursements of counsel retained for advice, suit, appeal or other proceedings or purpose and of any experts or agents it may retain), which the Bank may incur in connection with (i) the administration of the Loan, including any administrative fees the Bank may impose for the preparation of discharges, releases or assignments to third-parties; (ii) the enforcement and collection of the Loan or any guaranty thereof; (iii) the exercise, performance, enforcement or protection of any of the rights of the Bank hereunder; or (iv) the failure of the Borrower or any Subsidiary to perform or observe any provisions hereof. After such demand for payment of any cost, expense or fee under this Section or elsewhere under this Agreement, the Borrower shall pay interest at the highest default rate specified in any instrument evidencing any of the Loan from the date payment is demanded by the Bank to the date reimbursed by the Borrower. All such costs, expenses or fees under this Agreement shall be added to the Loan.

8.
TERMINATION. This Agreement shall remain in full force and effect until all Obligations outstanding, or contracted or committed for (whether or not outstanding), shall be finally and irrevocably paid in full.

9.
EQUIPMENT LOAN. Bank shall make one or more additional extensions of credit to Equipment Loan Borrower under the Equipment Loan in an aggregate amount not to exceed the maximum principal amount of the Equipment Loan to finance capital equipment expenditures, subject to the following terms and conditions:

CLB-106-VA (11/04) 6 © M&T Bank, 2004

(i)
Subject to the satisfaction of the conditions precedent set forth in subsection (iii) below, Bank shall make advances of principal under the Equipment Loan (each, an “Equipment Loan Advance”) to Equipment Loan Borrower from time to time until September 28, 2026 (the “Availability Period”); provided, however, that the principal amount of all outstanding Equipment Loan Advances shall not exceed the maximum principal amount of the Equipment Loan. The Equipment Loan shall be a revolving credit facility. Subject to all applicable provisions in this Agreement, each Term Note, and any and all other agreements between Equipment Loan Borrower and Bank related to the Equipment Loan, the Equipment Loan Borrower may borrow, pay, prepay and reborrow under the Equipment Loan at any time during the Availability Period, and any amount of principal that has been repaid under any Term Note may be reborrowed as an additional Equipment Loan Advance after such repayment. Equipment Loan Borrower may request Equipment Loan Advances not more than once per calendar quarter to reimburse Equipment Loan Borrower for equipment purchased in the preceding one hundred twenty (120) day period (or prior to such one hundred twenty (120) day period to the extent approved by PNC); and the preceding three hundred (300) day period for the initial Equipment Loan Advance after the date hereof; provided, however, that Equipment Loan Borrower may not request any Equipment Loan Advance in an amount less than $500,000.00.

(ii)
Each Equipment Loan Advance shall be evidenced by a separate term note (each, as modified, amended, renewed, restated or replaced from time to time, a “Term Note”) in the amount of each respective Equipment Loan Advance, made by all Equipment Loan Borrowers (jointly and severally as co-borrowers) payable to Bank in accordance with the terms thereof. Each Term Note shall (a) bear interest at a variable rate equal to 2.75% above the greater of (I) the Variable Loan Rate (as defined in the applicable Term Note), or (II) 0.00% (collectively, the “Equipment Loan Rate”), (b) be repaid in monthly payments of principal (calculated using an amortization period equal to the term of such Equipment Loan Advance) plus accrued and unpaid interest, and (c) mature on that date which is up to five (5) years after the date of the applicable Equipment Loan Advance memorialized thereby.

(iii)
Prior to the end of the Availability Period, Equipment Loan Borrower shall give Bank written notice (or telephonic notice promptly confirmed in writing) of each requested Equipment Loan Advance not less than ten (10) business days prior to the making of each Equipment Loan Advance requested. Each notice shall be irrevocable and shall specify the principal amount of such Equipment Loan Advance (provided, however, that no Equipment Loan Advance shall exceed one hundred percent (100%) of the cost of the Equipment Collateral financed thereby, as determined by Bank), as well as the proposed date of the closing of such Equipment Loan Advance. Upon the satisfaction of the following conditions, Bank will make the proceeds of each Equipment Loan Advance available to Equipment Loan Borrower on the date specified in the applicable notice by crediting an account maintained by Equipment Loan Borrower with Bank or, at Equipment Loan Borrower’s option, by delivering a wire transfer of such amount to an account designated by Equipment Loan Borrower to Bank: (1) no Event of Default, and no event that, with the giving of notice or the passage of time or both would constitute an Event of Default, shall have occurred and be continuing under the Transaction Documents; (2) Equipment Loan Borrower shall have delivered to Bank such information as Bank may reasonably request with respect to the Equipment Collateral financed with the proceeds of such Equipment Loan Advance, in form and substance satisfactory to Bank; and (3) Equipment Loan Borrower shall have executed and delivered to Bank, or caused to be executed and delivered to Bank) (A) the Term Note evidencing such Equipment Loan Advance, (B) a modification, supplement and/or joinder to the Security Agreement executed and delivered by the applicable Equipment Loan Borrower granting a security interest to Bank in the Equipment Collateral financed thereby, and (C) such other documents and/or instruments as Bank shall reasonably require, all in form and substance satisfactory to Bank. In amplification of the foregoing, Equipment Loan Borrower authorizes (both prospectively and retroactively) Bank to file financing statements, and any continuations and amendments thereof, with respect to the Equipment Collateral financed with the proceeds of each Equipment Loan Advance, without Equipment Loan Borrower’s signature and at Equipment Loan Borrower’s sole cost and expense.

10.
USA PATRIOT ACT NOTICE. Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (“Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Bank to identify the Borrower in accordance with the Patriot Act. The Borrower agrees to, promptly following a request by Bank, provide all such other documentation and information that Bank requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

11.
MISCELLANEOUS.

a. Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank’s records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower’s relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., FedEx). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

b. Generally Accepted Accounting Principles. Any financial calculation to be made, all financial statements and other financial information to be provided, and all books and records, system of accounting to be kept in connection with the provisions of this Agreement, shall be in accordance with generally accepted accounting principles consistently applied during each interval and from interval to interval; provided, however, that in the event changes in generally accepted accounting principles shall be mandated by the Financial Accounting Standards Board or any similar accounting body of comparable standing, or should be recommended by Borrower’s certified public accountants, to the extent such changes would affect any financial calculations to be made in connection herewith, such changes shall be implemented in making

CLB-106-VA (11/04) 7 © M&T Bank, 2004

such calculations only from and after such date as Borrower and the Bank shall have amended this Agreement to the extent necessary to reflect such changes in the financial and other covenants to which such calculations relate.

c. Indemnification. If after receipt of any payment of all, or any part of, the Loan, the Bank is, for any reason, compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, the Transaction Documents shall continue in full force and the Borrower shall be liable, and shall indemnify and hold the Bank harmless for, the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by the Bank in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Bank’s rights under the Transaction Documents and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section shall survive the termination of this Agreement and the Transaction Documents.

d. Further Assurances. From time to time, the Borrower shall take, and cause its Subsidiaries to take, such action and execute and deliver to the Bank such additional documents, instruments, certificates, and agreements as the Bank may reasonably request to effectuate the purposes of the Transaction Documents.

e. Cumulative Nature and Non-Exclusive Exercise of Rights and Remedies. All rights and remedies of the Bank pursuant to this Agreement and the Transaction Documents shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. In the event of any unreconcilable inconsistencies, this Agreement shall control. No single or partial exercise by the Bank of any right or remedy pursuant to this Agreement or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Bank.

f. Governing Law; Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the Commonwealth of Virginia. Unless provided otherwise under federal law, this Agreement will be interpreted in accordance with laws of the Commonwealth of Virginia, excluding its conflict of laws rules. THE BORROWER HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE COMMONWEALTH OF VIRGINIA IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH, AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS AS SET FORTH IN THE ABOVE SECTION ENTITLED “NOTICES;” PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower, and Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

g. Joint and Several; Successors and Assigns. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts, which become due, and the performance of all obligations under this Agreement, and the term “the Borrower” shall include each as well as all of them. This Agreement shall be binding upon the Borrower and upon its heirs and legal representatives, its successors and assignees, and shall inure to the benefit of, and be enforceable by, the Bank, its successors and assignees and each direct or indirect assignee or other transferee of any of the Loan; provided, however, that this Agreement may not be assigned by the Borrower without the prior written consent of the Bank.

h. Waivers; Changes in Writing. No failure or delay of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The Borrower expressly disclaims any reliance on any course of dealing or usage of trade or oral representation of the Bank (including representations to make loans to the Borrower) and agrees that none of the foregoing shall operate as a waiver of any right or remedy of the Bank. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless made specifically in writing by the Bank and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No modification to any provision of this Agreement shall be effective unless made in writing in an agreement signed by the Borrower and the Bank.

i. Interpretation. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; references to “individual” shall mean a natural person and shall include a natural person doing business under an assumed name (e.g., a “DBA”); the word “or” has the inclusive meaning represented by the phrase “and/or;” the word “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation;” and captions or section headings are solely for convenience and not part of the substance of this Agreement. Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Agreement and shall be deemed continuous. Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. The Borrower agrees that in any legal proceeding, a photocopy of this Agreement kept in the Bank’s course of business may be admitted into evidence as an original.

j. Waiver of Jury Trial. The Borrower and the Bank hereby knowingly, voluntarily, and intentionally waive any right to trial by jury the Borrower and the Bank may have in any action or proceeding, in law or in equity, in connection with this Agreement or any transactions

CLB-106-VA (11/04) 8 © M&T Bank, 2004

related hereto. The Borrower represents and warrants that no representative or agent of the Bank has represented, expressly or otherwise, that the Bank will not, in the event of litigation, seek to enforce this jury trial waiver. The Borrower acknowledges that the Bank has been induced to enter into this Agreement by, among other things, the provisions of this Section.

k. Amendment and Restatement. This Third Amended and Restated Credit Agreement hereby amends and restates, in all respects, that certain Second Amended, Restated and Consolidated Credit Agreement dated as of June 24, 2021 by and among Borrower and Bank and certain other parties named therein, as modified by that certain Amendment to Second Amended, Restated and Consolidated Credit Agreement dated as of October 14, 2021, as further modified by that certain Omnibus Amendment to Loan Documents and Consent Agreement dated as of October 3, 2022, as further modified by that certain Second Amendment to Second Amended, Restated and Consolidated Credit Agreement dated as of September 28, 2023, as further modified, amended, renewed, restated or replaced from time to time. No novation is intended hereby.

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Agreement, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

[SIGNATURE PAGES FOLLOW]

CLB-106-VA (11/04) 9 © M&T Bank, 2004

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

[SIGNATURE PAGE]

WITNESS the due execution hereof as a SEALED INSTRUMENT as of the date first written above.

BANK:

M&T BANK,

a New York banking corporation

By: /s/ Drake A. Staniar (SEAL)

Name: Drake A. Staniar

Title: Senior Vice President

CLB-106-VA (11/04) 10 © M&T Bank, 2004

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

[SIGNATURE PAGE]

WITNESS the due execution hereof as a SEALED INSTRUMENT as of the date first written above.

BORROWER:

GPM INVESTMENTS, LLC,

GPM SOUTHEAST, LLC,

GPM1, LLC,

GPM2, LLC,

GPM3, LLC,

GPM4, LLC,

GPM5, LLC,

GPM6, LLC,

GPM8, LLC,

GPM9, LLC,

GPM APPLE, LLC,

GPM EMPIRE, LLC,

GPM MIDWEST, LLC,

GPM MIDWEST 18, LLC,

GPM RE, LLC,

COLONIAL PANTRY HOLDINGS, LLC,

FLORIDA CONVENIENCE STORES, LLC,

PRIDE OPERATING, LLC,

VILLAGE VARIETY STORE OPERATIONS, LLC,

each a Delaware limited liability company

By: /s/ Donald P. Bassell (SEAL) /s/ Brittany Parrish (SEAL)

Name: Donald P. Bassell Signature of Witness

Title: Chief Financial Officer

Brittany Parrish

Typed Name of Witness

By: /s/ Maury Bricks (SEAL) /s/ Joshua Fowlkes (SEAL)

Name: Maury Bricks Signature of Witness

Title: General Counsel

Joshua Fowlkes

Typed Name of Witness

ACKNOWLEDGMENT

COMMONWEALTH/STATE OF )

) TO-WIT

CITY/COUNTY OF )

The foregoing instrument was acknowledged before me, _______________________, Notary Public, this ____ day of __________________, 2023, by Donald P. Bassell and Maury Bricks, who have each presented identification of ______________________________ (a United States Passport, a certificate of United States citizenship, a certificate of naturalization, an unexpired foreign passport, an alien registration card with photograph, a state issued driver’s license or a state issued identification card or a United States military card), and voluntarily acknowledged this instrument as Chief Financial Officer and General Counsel, respectively, of each of GPM Investments, LLC, GPM Southeast, LLC, GPM1, LLC, GPM2, LLC, GPM3, LLC, GPM4, LLC, GPM5, LLC, GPM6, LLC, GPM8, LLC, GPM9, LLC, GPM Apple, LLC, GPM Empire, LLC, GPM Midwest, LLC, GPM Midwest 18, LLC, GPM RE, LLC, Colonial Pantry Holdings, LLC, Florida Convenience Stores, LLC, Pride Operating, LLC, and Village Variety Store Operations, LLC, each a Delaware limited liability company, on its behalf.

Notary Public

Registration Number:

My commission expires:

Notary Seal (sharp, legible, reproducible)

CLB-106-VA (11/04) 11 © M&T Bank, 2004

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

[SIGNATURE PAGE]

WITNESS the due execution hereof as a SEALED INSTRUMENT as of the date first written above.

BORROWER (continued):

VILLAGE PANTRY, LLC,

an Indiana limited liability company

By: /s/ Donald P. Bassell (SEAL) /s/ Brittany Parrish (SEAL)

Name: Donald P. Bassell Signature of Witness

Title: Chief Financial Officer

Brittany Parrish

Typed Name of Witness

By: /s/ Maury Bricks (SEAL) /s/ Joshua Fowlkes (SEAL)

Name: Maury Bricks Signature of Witness

Title: General Counsel

Joshua Fowlkes

Typed Name of Witness

ACKNOWLEDGMENT

COMMONWEALTH/STATE OF )

) TO-WIT

CITY/COUNTY OF )

The foregoing instrument was acknowledged before me, _______________________, Notary Public, this ____ day of __________________, 2023, by Donald P. Bassell and Maury Bricks, who have each presented identification of ______________________________ (a United States Passport, a certificate of United States citizenship, a certificate of naturalization, an unexpired foreign passport, an alien registration card with photograph, a state issued driver’s license or a state issued identification card or a United States military card), and voluntarily acknowledged this instrument as Chief Financial Officer and General Counsel, respectively, of Village Pantry, LLC, an Indiana limited liability company, on its behalf.

Notary Public

Registration Number:

My commission expires:

Notary Seal (sharp, legible, reproducible)

BANK USE ONLY

Authorization Confirmed:

Signature

CLB-106-VA (11/04) 12 © M&T Bank, 2004

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Exhibit “A”

Real Property Collateral

GPM Store	Address	City	State
55	2600 East Main St	Richmond	VA
57	2245 Pocahontas Trail	Quinton	VA
58	4454 John Tyler Highway	Williamsburg	VA
92	6010 Mary Ball Highway	Lively	VA
409	1136 Old Airport Rd	Bristol	VA
471	1287 Highway 11 West	Bristol	TN
591	1722 W. Broadway Blvd	Sedalia	MO
592	389 Highway 42	Kaiser	MO
593	1002 Highway O	Gravois Mills	MO
594	15 South Bus Hwy 54	Eldon	MO
595	3360 Bagnell Dam Blvd	Lake Ozark	MO
596	613 W. Newton St	Versailles	MO
597	641 W Highway 54	Camdenton	MO
632	1049 John Fitch Blvd	S. Windsor	CT
3159	3802 Hwy 17 S.	N. Myrtle Beach	SC
3514	1710 Prices Fork Road	Blacksburg	VA
3806	3200 Janie Glymph Goree Rd.	Carlisle	SC
3811	97 N. Church St.	Whitmire	SC
3814	800 Fairview St.	Fountain Inn	SC
3815	6726 Augusta Road	Greenville	SC
3821	1013 N. Harper St.	Laurens	SC
3823	7274 Reidville Rd	Woodruff	SC
3826	4195 S. Pine St.	Spartanburg	SC
3830	250 Garner Rd.	Spartanburg	SC
3837/4837	529 Church St.	Laurens	SC
3843/23843	1315 Kendall Rd.	Newberry	SC
3850/4850	715 Howard St.	Landrum	SC
3852	304 South Alabama Ave.	Chesnee	SC
3856	100 Middleton Way	Greer	SC
3860	5687 Chesnee Hwy.	Chesnee	SC
3869/4869	6901 Dorchester Rd.	N. Charleston	SC
3876/4876	450 Meeting St.	W. Columbia	SC
3885/4885	1107 North Jefferies Blvd.	Walterboro	SC
3887	2267 Homestead Rd.	Bowman	SC
3888/4888/4889	703 Wichman St.	Walterboro	SC

CLB-106-VA (11/04) 13 © M&T Bank, 2004

4211	1005 Main Street	Horatio	AR
4258	807 N Washington	Murfreesboro	AR
4318	54 North Centennial	West Fork	AR
4411	6501 South Mill Street	Pryor	OK
4450	103 S Arkansas	Dierks	AR
5237/1437	909 East Roosevelt	Lombard	IL
5515	4900 East Jackson St	Muncie	IN
5621	1007 E State Rd 44	Shelbyville	IN
4650	2303 Hess Ave	Saginaw	MI
4655	5120 Corunna Road	Flint	MI
4662	2500 Airport Road	Jackson	MI
4670	1059 East Huron Street	Bad Axe	MI
4681	1312 E. Michigan Ave	Battle Creek	MI
4684	8060 N. 32nd Street	Richland	MI
4689	790 North Broadway Street	Union City	MI

CLB-106-VA (11/04) 14 © M&T Bank, 2004

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Exhibit “B”

Release Fee Amount

Real Property Collateral	Release Fee Amount
Store 591	$552,500.00
Store 592	$765,000.00
Store 593	$233,750.00
Store 594	$1,020,000.00
Store 595	$807,500.00
Store 596	$318,750.00
Store 597	$1,402,500.00
Store 3159	$1,827,500.00
Store 3514	$1,232,500.00
Store 3823	$850,000.00
Store 5621	$667,250.00
Store 632	$4,800,000.00

CLB-106-VA (11/04) 15 © M&T Bank, 2004

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Schedule 2.E.

Permitted Liens

Liens and easements shown of record in the title reports.

Leases permitted pursuant to the terms hereof.

CLB-106-VA (11/04) 16 © M&T Bank, 2004